UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2017

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 2, 2017, the Board of Directors of Live Ventures Incorporated (the “Company”) appointed Mr. Michael J. Stein to serve as the Senior Vice President, General Counsel of the Company effective immediately.

Mr. Stein, age 44, most recently served as a partner at the law firm of DLA Piper LLP (US) where, since April 2016 and from April 2005 through June 2012, he advised public companies on corporate governance matters, debt and equity securities offerings (including several initial public offerings) and merger and acquisition transactions. Prior to rejoining DLA Piper in April 2016, Mr. Stein served as Associate Chief Counsel – Transactional at Caesars Entertainment Corporation (NASDAQ: CZR) and Senior Vice President, Deputy General Counsel at Everi Holdings Inc. (NYSE: EVRI). Mr. Stein holds a Juris Doctor from the University of Maryland and Bachelor’s and Master’s degrees in Accounting from the University of Florida.

Pursuant to the terms of an employment agreement dated September 5, 2017 that became effective on October 2, 2017, by and between Mr. Stein and the Company, Mr. Stein shall receive an annual base salary of $310,000 and be eligible to participate in all benefit programs or plans sponsored by the Company. The Company shall pay or reimburse Mr. Stein for reasonable expenses incurred or paid in the performance of his duties in accordance with the generally applicable policies and procedures of the Company. If Mr. Stein is terminated by the Company for cause or if he terminates his employment, he shall be entitled to (i) his annual base salary through the termination date, (ii) any accrued but unused paid time off as of the termination date and (iii) reimbursement for outstanding, but unreimbursed business expenses as of the termination date. If Mr. Stein is terminated by the Company without cause or as the result of a disability, he shall be entitled to (i) his annual base salary for three months, to be paid in equal installments on the Company’s regular pay dates (subject to applicable withholdings and deductions), (ii) any accrued but unused paid time off as of the termination date and (iii) reimbursement for outstanding, but unreimbursed business expenses as of the termination date.

A copy of the employment agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the employment agreement is subject to, and qualified in its entirety by, the employment agreement.

On September 5, 2017, the Company granted Mr. Stein an aggregate of 20,000 incentive stock options under the Company’s 2014 Omnibus Equity Incentive. The options are exercisable for cash. The vesting schedule and exercise price of the options are as follows:

Options	Vesting Schedule	Number of Options	Exercise Price
Option A	12 months	4,000	$23.4100
Option B	24 months	4,000	$27.6000
Option C	36 months	4,000	$31.7400
Option D	48 months	4,000	$36.5010
Option E	60 months	4,000	$41.9762

A copy of the stock option agreement is filed hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the stock option agreement is subject to, and qualified in its entirety by, the stock option agreement.

There are no family relationships between Mr. Stein and any of the officers or directors of the Company. Mr. Stein has not engaged in any related party transactions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael J. Stein, dated September 5, 2017
10.2	Incentive Stock Option Agreement between the Company and Michael J. Stein, dated September 12, 2017
99.1	Press Release, dated October 2, 2017

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2017	Live Ventures Incorporated

By: /s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael J. Stein, dated September 5, 2017
10.2	Incentive Stock Option Agreement between the Company and Michael J. Stein, dated September 12, 2017
99.1	Press Release, dated October 2, 2017

3